Exhibit (d)(35)

FEE REDUCTION COMMITMENT

This FEE REDUCTION COMMITMENT is made as of May 9, 2008 by NORTHERN TRUST INVESTMENTS, N.A. (“NTI”) and NORTHERN TRUST GLOBAL INVESTMENTS LTD. (“NTGIL”).

WHEREAS, Northern Funds (the “Trust”) is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the “1940 Act”); and

WHEREAS, NTI and NTGIL (together, the “Advisers”) serve jointly as investment advisers to the Global Fixed Income and International Growth Equity Funds, and NTI serves as the sole investment adviser to the Growth Equity, Income Equity, Large Cap Value, Mid Cap Growth, Select Equity, Small Cap Growth, Technology, Fixed Income, High Yield Fixed Income, Short-Intermediate U.S. Government, U.S. Government, Arizona Tax-Exempt, California Intermediate Tax-Exempt, California Tax-Exempt, High Yield Municipal, Intermediate Tax-Exempt and Tax-Exempt Funds of the Trust (each a “Fund” and together, the “Funds”), pursuant to an Amended and Restated Investment Advisory and Ancillary Services Agreement dated January 29, 2008 (the “Investment Advisory Agreement”); and

WHEREAS, the Advisers desire to make a permanent reduction of their contractual fee rates under the Investment Advisory Agreement for the Funds; and

WHEREAS, the Advisers represent that the quality and quantity of their services under the Investment Advisory Agreement will not be affected by this commitment and that their obligations under the Investment Advisory Agreement will remain unchanged in all respects.

NOW, THEREFORE, for good and valuable consideration receipt of which is hereby acknowledged, the Advisers, intending to be legally bound, agree as follows:

1. Effective on July 31, 2008, the Advisers reduce permanently their contractual fee rates under the Investment Advisory Agreement for the applicable Funds as follows:

For the services provided and the expenses assumed by the Advisers pursuant to the Investment Advisory Agreement, the Trust will pay to NTI and/or NTGIL, as full compensation therefor, a fee at the following annual rates of each Fund’s average net assets, which fee will be computed based on the net assets of the Fund on each day and will be paid to NTI and/or NTGIL, as applicable, monthly:

Fund	Annual Fee Rate	Average Daily Net Assets
Growth Equity Fund	0.85%	First $1 Billion
	0.80%	Next $1 Billion
	0.77%	Over $2 Billion

Income Equity Fund	0.85%	First $1 Billion
	0.80%	Next $1 Billion
	0.77%	Over $2 Billion

International Growth Equity Fund	1.00%	First $1 Billion
	0.94%	Next $1 Billion
	0.90%	Over $2 Billion

Large Cap Value Fund	0.85%	First $1 Billion
	0.80%	Next $1 Billion
	0.77%	Over $2 Billion

Mid Cap Growth Fund	0.85%	First $1 Billion
	0.80%	Next $1 Billion
	0.77%	Over $2 Billion

Select Equity Fund	0.85%	First $1 Billion
	0.80%	Next $1 Billion
	0.77%	Over $2 Billion

Small Cap Growth Fund	1.00%	First $1 Billion
	0.94%	Next $1 Billion
	0.90%	Over $2 Billion

Technology Fund	1.00%	First $1 Billion
	0.94%	Next $1 Billion
	0.90%	Over $2 Billion

Fixed Income Fund	0.70%	First $1.5 Billion
	0.66%	Next $1 Billion
	0.63%	Over $2.5 Billion

Global Fixed Income Fund	0.85%	First $1.5 Billion
	0.80%	Next $1 Billion
	0.77%	Over $2.5 Billion

High Yield Fixed Income Fund	0.70%	First $1.5 Billion
	0.66%	Next $1 Billion
	0.63%	Over $2.5 Billion

Fund	Annual Fee Rate	Average Daily Net Assets
Short-Intermediate U.S. Government Fund	0.70%	First $1.5 Billion
	0.66%	Next $1 Billion
	0.63%	Over $2.5 Billion

U.S. Government Fund	0.70%	First $1.5 Billion
	0.66%	Next $1 Billion
	0.63%	Over $2.5 Billion

Arizona Tax-Exempt Fund	0.55%	First $1.5 Billion
	0.52%	Next $1 Billion
	0.50%	Over $2.5 Billion

California Intermediate Tax-Exempt Fund	0.55%	First $1.5 Billion
	0.52%	Next $1 Billion
	0.50%	Over $2.5 Billion

California Tax-Exempt Fund	0.55%	First $1.5 Billion
	0.52%	Next $1 Billion
	0.50%	Over $2.5 Billion

High Yield Municipal Fund	0.65%	First $1.5 Billion
	0.61%	Next $1 Billion
	0.59%	Over $2.5 Billion

Intermediate Tax-Exempt Fund	0.55%	First $1.5 Billion
	0.52%	Next $1 Billion
	0.50%	Over $2.5 Billion

Tax-Exempt Fund	0.55%	First $1.5 Billion
	0.52%	Next $1 Billion
	0.50%	Over $2.5 Billion

2. Any future amendment to increase or otherwise reinstate the contractual fee rates under the Investment Advisory Agreement for the Funds as in effect prior to the date hereof must be approved by the shareholders of the affected Fund(s) as and to the extent required by the 1940 Act.

3. This Fee Reduction Commitment shall be attached to and made a part of the Investment Advisory Agreement.

4. The Investment Advisory Agreement shall continue in full force and effect as modified hereby.

IN WITNESS WHEREOF, the Advisers have caused this instrument to be executed by its officers designated below as of the day and year first above written.

NORTHERN TRUST INVESTMENTS, N.A.
(on behalf of all Funds)

Attest:	/s/ Diane Anderson	By:	/s/ Eric Schweitzer
(Authorized Officer)

NORTHERN TRUST GLOBAL INVESTMENTS LTD.
(on behalf of the Global Fixed Income Fund and International Growth Equity Fund)

Attest:	/s/ Diane Anderson	By:	/s/ David J. Dykstra
(Authorized Officer)

ACCEPTED AND AGREED:

NORTHERN FUNDS

By:	/s/ Lloyd A. Wennlund
Title:	(Authorized Officer)